                           ARTICLES OF INCORPORATION

                                       OF

                              LSI INDUSTRIES INC.

         FIRST.  The name of the Corporation shall be LSI Industries Inc.

         SECOND. The place in Ohio where its principal office is to be located is 10000 Alliance Road, Cincinnati, Hamilton County, Ohio 45242.

         THIRD. The nature of the business and the purposes to be conducted and promoted by the Corporation is to engage in designing, manufacturing and supplying of electrical lighting systems and graphic products and to do any other lawful act for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

         FOURTH. The maximum number of shares which the Corporation is authorized to have outstanding is:

         A.      13,000,000 shares of Common Stock, without par value and

         B.      1,000,000 shares of Preferred Stock, without par value.

         The holders of the Preferred Stock shall be entitled to receive dividends out of any funds of the Corporation at the time legally available for dividends when and as declared by the Board of Directors at such rate as shall be fixed by the Board of Directors before any sum shall be set apart or applied to the redemption or purchase of or any dividends shall be declared or paid upon or set apart for any class or series of Common Stock. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of Preferred Stock shall be entitled to receive out of the assets of the Corporation payment of an amount per share as determined by the Board of Directors as a liquidation price (including accrued dividends, if any) before any distribution of assets shall be made to the holders of any class or series of Common Stock.

         The Board of Directors shall have the express authority from time-to-time to adopt amendments to these Articles of Incorporation with respect to any unissued or treasury shares of Preferred Stock and thereby to fix or change the division of such shares into series and the designation and authorized number of shares of each series and to provide for each such series: voting powers, full or limited or no voting powers; dividend rates; dates of payment of dividends; dates from which dividends are cumulative; liquidation prices; redemption rights and prices; sinking fund requirements; conversion rights; restrictions on the issuance of shares of other series of Preferred Stock; and such other designations, preferences and relative participating options or other special rights and qualifications, powers, limitations or restrictions thereon as may be determined by the Board of Directors.

         FIFTH. No holder of any shares of this Corporation shall have any pre-emptive rights to subscribe for or to purchase any shares of this Corporation of any class whether such shares of such class be now or hereafter authorized or to purchase or subscribe for securities convertible into or exchangeable for shares of any class or to which shall be attached or appertained any warrants or rights entitling the holder thereof to purchase or subscribed for shares of any class.

         SIXTH. This Corporation, through its Board of Directors, shall have the right and power to purchase any of its outstanding shares of such price and upon such terms as may be agreed upon between the Corporation and any selling shareholder.

         SEVENTH.         BUSINESS COMBINATIONS

         A.      Voting Requirements for Business Combinations

         In addition to any affirmative vote required by law or the Articles, no Business Combination may be effected with an Interested Shareholder for a period of five years following the date that such shareholder became an Interested Shareholder, unless approved by the affirmative vote of the holders of outstanding voting securities of the Corporation entitled to exercise two-thirds of the combined voting power of the Corporation and by the affirmative vote of two-thirds of the voting securities beneficially owned by Disinterested Shareholders.

         B.      Fair Price Requirement

         Within 25 days after a corporation, person or other entity becomes an Interested Shareholder, such Interested Shareholder shall give written notice to each holder of voting securities or securities convertible into or exchangeable for voting securities, or options, warrants or rights to purchase voting securities or securities convertible into or exchangeable for voting securities of the Corporation stating that it is an Interested Shareholder and that such holder may sell any of the above-mentioned securities to the Interested Shareholder for cash at the price, as determined below. Within 25 days after a holder receives the above notice, the holder may send written demand to the Interested Shareholder stating the number, class and identifying number of the securities to be sold to the Interested Shareholder. Within 10 days after the holder sends written demand, the Interested Shareholder must purchase the securities identified in the written demand. Upon expiration of the 10 day purchase period, any holder of securities entitled to written notice under this section may institute an action or proceeding in any court of law or equity to enforce his or her rights under this section.

                 1. The price for all securities to be purchased by an Interested Shareholder shall be the higher of (a) the highest price paid per security by the Interested Shareholder for acquisitions of beneficial ownership of voting securities of the Corporations at any time plus an increment representing any value, including, without limitation, any proportion of any value payable for acquisition of control of the Corporation, that may not be reflected in such price or (b) the highest price per security of the voting securities traded on the securities markets in which the Corporation's securities are traded during the 45 day period commencing 30 days prior to the date such Interested Shareholder became an Interested Shareholder.

                 2. For purposes of determining the price, all convertible or exchangeable securities shall be deemed to be converted or exchanged and all options, warrants and rights shall be treated as being exercised. That portion of the price equal to the exercise price for options, warrants and rights shall be paid to the Corporation and the balance to the holders thereof.

                 3. If an Interested Shareholder does not send notice or purchase securities as required by this section, the Corporation, at its option, may assume the obligations of the Interested Shareholders.

                 4. Regardless of anything contained in this subsection, in the event any court of law or equity declares an Interested Shareholder's duty to purchase securities under this section unenforceable, the Corporation shall offer to purchase such securities for cash at the price determined by the application of subsection 1. above.

         C.      Definitions

         For the purposes of this Article, certain terms are defined as follows:

         1.      "Business Combination" means:

                 1.1 Any merger or consolidation of the Corporation or any direct or indirect subsidiary, partnership, trust or other business entity of the Corporation with or into an Interested Shareholder or subsidiary, Affiliate or Associate of an Interested Shareholder, or any other corporation, person or other entity; or

                 1.2 Any sale, lease, exchange, mortgage, pledge, transfer or other disposition, whether in one transaction or a series of transactions, to or with an Interested Shareholder or subsidiary, Affiliate or Associate of an Interested Shareholder, of assets of the Corporation or any direct or indirect subsidiary, partnership, trust or other business entity of the Corporation, which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation; or

                 1.3 Any sale, lease, exchange, mortgage, pledge, transfer or other disposition, whether in one transaction or a series of transactions, to the Corporation or any subsidiary, partnership, trust or other business entity of the Corporation of any assets in exchange for voting securities or securities convertible into or exchangeable for voting securities, or options, warrants or rights to purchase voting securities or securities convertible into or exchangeable for voting securities, of the Corporation or any subsidiaries of the Corporation by an Interested Shareholder or subsidiary, Affiliate or Associate of an Interested Shareholder; or

                 1.4 Any reclassification of securities of the Corporation, recapitalization or other transaction which has the effect, directly or indirectly, of increasing the voting power of an Interested Shareholder or a subsidiary, Affiliate or Associate of an Interested Shareholder; or

                 1.5 Any receipt by an Interested Shareholder or a subsidiary, Affiliate or Associate of an Interested Shareholder, except proportionately as a shareholder, of the benefit, directly or indirectly of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the Corporation or any direct or indirect subsidiary, partnership, trust or other business entity of the Corporation, except proportionately as a shareholder; or

                 1.6 Any merger or other action by an Interested Shareholder which results in the termination of the Corporation's existence as a corporation formed under the Ohio Revised Code; or

                 1.7 The adoption of any plan or proposal for the partial or complete liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder.

         2. "Interested Shareholder" means any corporation, person or other entity which is the beneficial owner, directly or indirectly, of outstanding voting securities of the Corporation representing 15% or more of the votes then entitled to be voted in the election of the Directors of the Corporation; provided, however, that the term "Interested Shareholder" shall not include any corporation, person, or entity who (a) was an Interested Shareholder as of the effective date of this Article SEVENTH or (b) acquired said securities from a person described in (a) above by gift, inheritance or in a transaction in which no consideration was exchanged.

         Any corporation, person or other entity will be deemed to be the beneficial owner of any voting securities:

                          (a) Which it owns directly, whether or not of record; or

                          (b) Which it (i) has the right to acquire, whether such right is exercisable immediately or after the passage of time and whether or not such right is exercisable only after specified conditions are met, pursuant to any agreement or arrangement or understanding or upon exercise of conversion rights, exchange rights, warrants or options or otherwise or
                          (ii) has the right to vote pursuant to any agreement or arrangement or understanding; or

                          (c) Which are beneficially owned, directly or indirectly, including securities deemed to be owned through application of clause (b) above, by a subsidiary, "Affiliate" or "Associate"; or

                          (d) Which are beneficially owned, directly or indirectly, including securities deemed owned through application of clause (b) above, by any other corporation, person or other entity with which the Interested Shareholder or any of its Affiliates or Associates, has any agreement or arrangement or understanding for the purpose of acquiring, holding, voting or disposing of voting securities of the Corporation.

         3. An "Affiliate" or a corporation, person or other entity "affiliated" with a specified corporation, person or other entity means a corporation, person or other entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with the corporation, person or other entity specified. The term "Associate", when used to indicate a relationship with any corporation, person or other entity means (a) any corporation or organization other than the Corporation or subsidiaries of the Corporation, of which such corporation, person or other entity is an officer or partner or is, directly or indirectly, the beneficial owner of Ten Percent (10%) or more of any class of voting securities, (b) any trust or other estate in which such corporation, person or other entity has a substantial beneficial interest or as to which such corporation, person or other entity served as trustee or in similar fiduciary capacity and (c) any relative or spouse of such person, or relative of such spouse, who has the same home of such person or who was a director or officer of the corporation or organization or any of its parents or subsidiaries.

         4. "Disinterested Director" means any member of the Board of Directors who is not an Interested Shareholder, Affiliate or Associate of an Interested Shareholder or any of their Affiliates or Associates.

         5. "Disinterested Shareholder" means the owner of voting securities other than those beneficially owned by an Interested Shareholder.

         D.      Director Approval

                 1. The provisions of Section A of this Article shall not be applicable if the Business Combination shall have been approved by a majority of the Disinterested Directors prior to the consummation of such Business Combination.

                 2. The provisions of Section B of this Article shall not be applicable if the transaction or series of transactions by which a corporation, person or other entity became an Interested

Shareholder shall have been approved by a majority of the Disinterested
Directors.

         E.      Amendments to Article SEVENTH

         The affirmative vote of majority of the Disinterested Directors and the affirmative vote of the holders of outstanding voting securities of the Corporation entitled to exercise two-thirds of the voting power of the Corporation and the affirmative vote of two-thirds of the voting securities beneficially owned by Disinterested Shareholders shall be required to amend any provisions of this Article SEVENTH.

                                 CERTIFICATE OF

                      AMENDED ARTICLES OF INCORPORATION OF

                              LSI INDUSTRIES INC.


         Robert J. Ready, who is President and Donald E. Whipple, who is Secretary of the above named Ohio corporation for profit with its principal location at 10000 Alliance Road, Cincinnati, Ohio 45242, do hereby certify that:

   X     a meeting of the shareholders was duly called and held on the 16th day
  --- of November, 1995, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise 77% of the voting power of the corporation, in a writing signed by all of the shareholders who would be entitled
  ---    to a notice of a meeting held for that purpose,

the following resolution to amend Articles of Incorporation was adopted:

         The Fourth Article of the Company's Articles of Incorporation is hereby amended and restated as follows:

         FOURTH. The maximum number of shares which the Corporation is authorized to have outstanding is:

         A.      30,000,000 shares of Common Stock, without par value and

         B.      1,000,000 shares of Preferred Stock, without par value.

         The holders of the Preferred Stock shall be entitled to receive dividends out of any funds of the Corporation at the time legally available for dividends when and as declared by the Board of Directors at such rate as shall be fixed by the Board of Directors before any sum shall be set apart or applied to the redemption or purchase of or any dividends shall be declared or paid upon or set apart for any class or series of Common Stock. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of Preferred Stock shall be entitled to receive out of the assets of the Corporation payment of an amount per share as determined by the Board of Directors as a liquidation price (including accrued dividends, if any) before any distribution of assets shall be made to the holders of any class or series of Common Stock.

         The Board of Directors shall have the express authority from time-to-time to adopt amendments to these Articles of Incorporation with respect to any unissued or treasury shares of Preferred Stock and thereby to fix or change the division of such shares into series and the designation and authorized number of shares of each series and to provide for each such series: voting powers, full or limited or no voting powers; dividend rates; dates of payment of dividends; dates from which dividends are cumulative; liquidation prices; redemption rights and prices; sinking fund requirements; conversion rights; restrictions on the issuance of shares of other series of Preferred Stock; and such other designations, preferences and relative participating options or other special rights and qualifications, powers, limitations or restrictions thereon as may be determined by the Board of Directors.

         IN WITNESS WHEREOF, the above named offices, acting for and on behalf of the corporation, have subscribed their names this 21st day of November, 1995.

                                        LSI INDUSTRIES INC.


                                        BY: /s/ Robert J. Ready
                                            ------------------------------------
                                            Robert J. Ready


                                        BY: /s/ Donald E. Whipple
                                            ------------------------------------
                                            Donald E. Whipple